CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2026, relating to the financial statements and financial highlights of Zacks All-Cap Core Fund, Zacks Small-Cap Core Fund, and Zacks Dividend Fund, each a series of Zacks Trust, which are included in Form N-CSR for the year ended November 30, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Management and Other Service Providers” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

March 30, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2026, relating to the financial statements and financial highlights of Zacks Earnings Consistent Portfolio ETF, Zacks Small/Mid Cap ETF, Zacks Focus Growth ETF, and Zacks Quality International ETF, each a series of Zacks Trust, which are included in Form N-CSR for the year ended November 30, 2025, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectus and “Management and Other Service Providers” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

March 30, 2026